EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Inter-Con/PC, Inc. on Form S-8 pertaining to the 2000 Non-employee Directors and Consultants Stock Plan, as amended, and the 1997 Director's Stock Option Plan, as amended, of our report dated May 12, 2000, appearing in the Form 10SB/A of Inter-Con/PC, Inc. filed on June 28, 2000, as amended.



                              SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD


                              /s/ Schechter Dokken Kanter Andrews & Selcer Ltd


Minneapolis, Minnesota
December 4, 2000